                                                                   EXHIBIT 10.20

                                    AGREEMENT

      This Agreement (the "Agreement"), dated February 28, 2005, (the "Effective Date") is between the United States Department of Justice, Criminal Division, Fraud Section (the "Department"), and Micrus Corporation and its Swiss subsidiary Micrus S.A. (collectively Micrus).

A.    INTRODUCTION

      1. During the Department's ongoing criminal investigation into potential violations of the Foreign Corrupt Practices Act, 15 U.S.C.Section.78dd-1, et seq., ("FCPA") relating to certain foreign sales transactions and attempted transactions conducted by Micrus in various countries including the French Republic, the Republic of Turkey, the Kingdom of Spain and the Federal Republic of Germany (the "Foreign Transactions"), described in APPENDIX A, and any other transactions disclosed in writing to the Department, the Department has notified Micrus that, in the Department's view, Micrus, acting through certain of its officers, employees, agents and salespeople, has violated federal criminal law. The Foreign Transactions involved sales or attempted sales by Micrus of medical devices known as embolic coils to publicly owned and operated hospitals. A description of the Foreign Transactions is set forth in APPENDIX A, attached hereto and incorporated by reference. APPENDIX B, also attached hereto and incorporated by reference, is a non-public document that reveals the identities of certain individuals and entities involved in the Foreign Transactions.

            In summary, the Department believes that Micrus, through certain of its employees, agents or salespeople, corruptly authorized the offer, promise to pay and the payment of money and other things of value, and did, thereafter, offer, promise to pay and paid money and other things of value, to foreign government officials to influence them to purchase medical devices from Micrus.

      2. As set forth in Section C below, Micrus accepts responsibility for the conduct of its employees, agents and salespeople as described in APPENDIX A. Micrus agrees that APPENDIX A is materially accurate and, as more fully addressed in Section C below, Micrus agrees not to contradict APPENDIX A. Micrus also acknowledges that from its inception through and including August 2004, Micrus did not have an FCPA compliance program in place. Micrus does not endorse, ratify, or condone improper conduct and, as set forth below, will take steps to prevent such conduct from occurring in the future.

      3. The Department has determined that entry into the Agreement, as opposed to institution of a criminal prosecution, is appropriate under the circumstances. These circumstances include (a) Micrus' voluntary disclosure to the Department of the conduct involved in the Foreign Transactions and related conduct, (b)

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            Micrus' prompt disciplinary action respecting the officers and employees primarily responsible for the conduct at issue in the Foreign Transactions, (c) Micrus' on-going cooperation with the Department in the Department's investigation, and (d) the absence of any prior FCPA-related or other criminal history at Micrus.

B.    MUTUAL OBLIGATIONS OF MICRUS AND THE DEPARTMENT

      4. In exchange for the agreement of the Department as set forth in paragraph 5 below, Micrus agrees:

            (a) to accept responsibility as described in paragraph 2 above and more fully in Section C below;

            (b) that if Micrus Corporation goes public during the term of this Agreement, Micrus Corporation will disclose the fact of this Agreement and its material terms in its initial public filing with the United States Securities and Exchange Commission ("SEC");

            (c) to pay to the United States Treasury, within thirty (30) calendar days of the Effective Date, a monetary penalty of $ 450,000.00;

            (d) to retain and pay for a Monitor as described more fully in Section D below; and

            (e) to continue to cooperate with the Department in its investigation of the matters described herein (which cooperation shall include an affirmative duty to fully and truthfully disclose activities that Micrus reasonably believes may violate the FCPA), as more fully described in Section E below.

      5. In exchange for Micrus' agreement to fulfill the obligations described in paragraph 4 above, and subject to the terms and conditions set forth below, the Department agrees that, except for prosecutions for violations of Title 26 of the United States Code, it will not prosecute Micrus under the FCPA for conduct that may violate the FCPA based on the Foreign Transactions or any other foreign transactions or events disclosed in writing by Micrus to the Department on or before the Effective Date. This Agreement applies to Micrus Corporation and Micrus S.A. only and does not prevent the Department from investigating or prosecuting any other entities or individuals.

C.    MICRUS' ACCEPTANCE OF RESPONSIBILITY

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      6.    The obligation of Micrus referenced in paragraphs 2 and 4(a) above to accept responsibility means that Micrus shall undertake all of the duties imposed upon it in this Section C. The obligation shall have no other or additional meaning.

      7. In the event that the Department, in its sole reasonable discretion, determines that Micrus has knowingly, willfully and materially breached any provision of this Agreement, then APPENDIX A (as supplemented by APPENDIX B) shall be a binding admission by Micrus as to the Criminal Division of the Department of Justice and any United States Attorney's Office. Further, and irrespective of whether Micrus has or has not breached the Agreement, Micrus will not, through its present or future directors, officers, employees, agents, attorneys or affiliates, make any public statements, including statements or positions in litigation in which any United States department or agency is a party, contradicting any statement of fact set forth in APPENDIX A (standing alone or as interpreted through APPENDIX B). Any such contradictory public statement by Micrus, its present or future directors, officers, employees, agents, attorneys or affiliates shall constitute a breach of this Agreement, and Micrus thereafter shall be subject to prosecution as set forth in Section F of this Agreement.

      8. The decision of whether any public statement by any such person contradicting a statement contained in APPENDIX A will be imputed to Micrus for the purpose of determining whether Micrus has breached this Agreement shall be at the sole reasonable discretion of the Department. Upon the Department's reaching a determination that such a contradictory statement has been made by Micrus, the Department shall so notify Micrus in writing and Micrus may avoid a breach of this Agreement by publicly repudiating such statement within seven
            (7) business days after written notification by the Department.

      9. Paragraphs 7 and 8 above are not intended to apply to any statement made by any individual in the course of any criminal, regulatory or civil case initiated by any governmental or private party against such individual, unless such individual has authority to and is speaking on behalf of Micrus; provided that, solely for the purposes of the Department's determination of whether Micrus has breached this Agreement, any statement made by Former Executive A and Former Executive B, irrespective of the context, shall not be attributable to Micrus. Notwithstanding Micrus' obligation not to contradict any statement set forth in APPENDIX A, Micrus may take good faith positions in litigation involving any private party, which good faith positions shall not be deemed to constitute violations of Micrus' obligations pursuant to paragraph 7 above.

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D.    FCPA COMPLIANCE MONITOR

      10. The obligation of Micrus referenced in paragraph 4(d) above to retain and pay for a Monitor means that Micrus shall undertake all of the duties imposed upon it in this Section D.

      11. Micrus agrees that within 45 days from the Effective Date of this Agreement, and for a period of at least thirty-six (36) months from February 28, 2005, it will retain and pay for an outside, independent law firm (the "Monitor"), selected and paid for by Micrus and approved by the Department. It shall be a condition of the Monitor's retention that the Monitor is independent of Micrus and that no attorney-client relationship shall be formed between them. If Micrus, the Monitor or any other party or tribunal asserts or determines that communications between the Monitor and Micrus are protected by the attorney-client privilege or that documents created or reviewed by Micrus or the Monitor in connection with the Monitor's work are protected by the work product doctrine, then Micrus shall waive only as to the Department any protections afforded to such communications and documents. Any revocation of these waivers shall constitute a breach of this Agreement. The sharing of such communications by the Monitor with the Department is not intended to constitute a waiver of any privilege under any federal or state law that would shield from disclosure to any other third party any such communications.

      12.   The Monitor shall:

            (a)   monitor Micrus' compliance with this Agreement;

            (b) monitor Micrus' implementation of and adherence to policies and procedures relating to FCPA compliance (the "Policies and Procedures");

            (c) ensure that the Policies and Procedures are appropriately designed to accomplish their goals;

            (d) report to the Department, on at least a semi-annual basis and between thirty (30) and forty-five (45) calendar days before the end of the Monitor's term, as to Micrus' compliance with this Agreement; and

            (e) coordinate with the SEC and provide information about Micrus as requested by that agency.

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      13.   Micrus agrees that the Monitor may also disclose its reports, as directed by the Department, to any other federal, state or foreign law enforcement or regulatory agency in furtherance of an investigation of any matters related to the Foreign Transactions and any matters relating to any other transaction that has been or is discovered by, or brought to the attention of, the Department in connection with the Department's investigation of Micrus (the "Subject Matters"). During the Monitor's term, no amendments or changes will be made to the Policies and Procedures without the prior approval of the Monitor.

E.    MICRUS' COOPERATION

      14. The obligation of Micrus referenced in paragraph 4(e) above to cooperate means that Micrus shall undertake all of the duties imposed upon it in this Section E.

      15. During the term of this Agreement, Micrus agrees to cooperate fully with the Department, the Monitor, and, as directed by the Department, with any other federal, state or foreign law enforcement or regulatory agency regarding the Subject Matters.

      16. The duty to cooperate includes an affirmative duty of full and truthful disclosure. Micrus shall truthfully disclose to the Department all information respecting the activities of Micrus and its present and former directors, officers, employees, agents, distributors, attorneys and affiliates relating to the Subject Matters about which the Department shall inquire, or which Micrus reasonably believes is material to the investigation by the Department into the Subject Matters.

      17. Micrus agrees that its cooperation shall also include, but is not limited to, the following:

            (a) providing reasonable access to Micrus' documents relating to the Subject Matters, and to all directors, officers, employees, agents, salespeople, attorneys and affiliates, whether or not located in the United States, and to Micrus' facilities for that purpose;

            (b) assembling, organizing and producing, or taking reasonable steps to effectuate the production of, on request from the Department, all documents, records, or other tangible evidence related to the Subject Matters in Micrus' possession, custody, or control in such reasonable format as the Department requests;

            (c) not asserting a claim of attorney-client or work-product privilege as to any (1) memoranda of witness interviews (including exhibits) and documents created contemporaneously with and related to the Foreign Transactions or with and related to other transactions or events underlying the Subject Matters (including, but not limited to, transactional documents and emails,

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                  but excluding any advice or attorney work-product relating to or given in connection with Micrus' internal investigation or the investigations conducted by the Department), and (2) documents reflecting contemporaneous legal advice given to Micrus in connection with the Foreign Transactions or other transactions or events underlying the Subject Matters (excluding any advice or attorney work-product relating to or given in connection with Micrus' internal investigation or the investigation of the Department). In making production of any such documents, Micrus neither expressly nor implicitly waives its right to assert any privilege that is available under law against persons or entities other than the Department concerning the produced documents or the subject matters thereof;

            (d) using its reasonable best efforts to make available its present or former directors, officers, employees, agents, salespeople, attorneys and affiliates to provide information and/or testimony related to the Subject Matters as requested, including sworn testimony before a federal grand jury or in federal trials, as well as interviews with federal law enforcement authorities. Cooperation under this sub-paragraph will include identification of witnesses who, to Micrus' knowledge, may have material information regarding the Subject Matters;

            (e) providing testimony and other information deemed necessary to identify or establish the original location, authenticity, or other evidentiary foundation necessary to admit into evidence documents in any criminal or other proceeding related to the Subject Matters;

            (f) interfacing with the Monitor in connection with Micrus' implementation of and adherence to the Policies and Procedures and the Monitor's reporting duties described in Section D above.

      18. With respect to any information, testimony, document, record or other tangible evidence provided to the Department pursuant to this Agreement, Micrus consents to any and all disclosures to other federal, state or foreign law enforcement or regulatory agencies of such materials as the Department, in its sole reasonable discretion, deems appropriate in furtherance of the Department's investigation of the Subject Matters.

      19. Micrus authorizes the Department to share information from and about Micrus with other federal, state or foreign law enforcement or regulatory agencies and hereby waives any confidentiality afforded to that information by law, agreement or otherwise that would, absent authorization by Micrus, prohibit or limit such sharing. No further waivers of confidentiality shall be required in that regard.

                                       6
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F.    BREACH OF THE AGREEMENT

      20. For a period of twenty-four (24) months from February 28, 2005 should the Department, in its sole reasonable discretion, determine that Micrus has knowingly and willfully given false, incomplete, or misleading information under this Agreement, or has committed any federal crimes subsequent to the date of this Agreement, or that Micrus otherwise has knowingly, willfully and materially breached any provision of this Agreement (including, as determined in the sole reasonable discretion of the Department, whether Micrus has knowingly and willfully failed to perform the duties imposed upon it in Section D above respecting the Monitor), the Department may, at its sole reasonable discretion, terminate this Agreement. In the event of termination, Micrus shall, in the Department's sole reasonable discretion, thereafter be subject to prosecution for any federal criminal violation, including prosecution for acts subject to the release of liability in paragraph 5 above.

      21. Subject to paragraph 24 below, in the event that the Department, in its sole reasonable discretion, determines that Micrus has knowingly, willfully and materially breached any provision of this Agreement, then APPENDIX A (as supplemented by APPENDIX B) shall be a binding admission by Micrus as to the Department only, and (a) the Department may use and admit into evidence in any proceeding and for any purpose, and without objection by Micrus, APPENDICES A and B,
            (b) all statements made, or documents provided, to the Department, by or on behalf of Micrus or any of its current or former directors, officers, employees, agents, distributors, attorneys or affiliates (including without limitation information obtained by Micrus during its investigation or in the course of cooperating with the Department under this Agreement), and any testimony given by Micrus and any current or former directors, officers, employees, agents, distributors, attorneys or affiliates before a grand jury, the United States Congress, the SEC or elsewhere, and any leads derived from such statements, documents and testimony, shall be admissible in evidence in any and all criminal proceedings brought by the Department against Micrus, and (c) Micrus shall not assert any claim under the United States Constitution, Rule 410 of the Federal Rules of Evidence, or any other law, rule or regulation that any such statements made, or documents or testimony provided, by or on behalf of Micrus or any of its current or former directors, officers, employees, agents, distributors, attorneys or affiliates, prior or subsequent to this Agreement, or any leads there from, should be suppressed.

      22. Subject to paragraph 9 above, the decision whether conduct and statements of any individual will be imputed to Micrus for the purpose of determining whether Micrus has willfully and materially breached any provision of this Agreement shall be in the sole reasonable discretion of the Department.

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G.    WAIVER OF STATUTE OF LIMITATIONS AND CURE OF BREACH

      23. With respect to any prosecutions under the FCPA for conduct that may violate the FCPA based on the Foreign Transactions or any other foreign transactions or events disclosed in writing by Micrus to the Department on or before the Effective Date which are not time-barred by the applicable statute of limitations as of the Effective Date, Micrus agrees that the applicable statute of limitation period for any such prosecutions shall be tolled for a period of time equal to the term of this Agreement (or, in the event of termination pursuant to paragraph 20 above, the date of written notice of such termination) so that such prosecutions may be commenced against Micrus in accordance with this Agreement, notwithstanding the expiration of the statute of limitations between the Effective Date and expiration of this Agreement (or, in the event of termination pursuant to paragraph 20 above, the date of written notice of such termination). Micrus' tolling of the statute of limitations is knowing and voluntary and in express reliance on the advice of counsel.

      24. Should the Department determine that Micrus has committed a knowing, willful and material breach of any provision of this Agreement, the Department shall, within a reasonable time, provide written notice to Micrus of the alleged breach, and Micrus shall have twenty-one
            (21) calendar days from the date of that written notice in which to make a presentation to the Chief of the Fraud Section of the Criminal Division of the Department of Justice to demonstrate that no breach has occurred, or, to the extent applicable, that the breach is not a knowing and willful material breach or has been cured. Should Micrus fail to make a presentation to the Chief of the Fraud Section of the Criminal Division within the twenty-one (21) calendar day period, or such additional period upon which the parties agree in writing, it shall be conclusively presumed that Micrus is in knowing, willful and material breach of this Agreement. The parties further understand and agree that the Chief of the Fraud Section's exercise of discretion under this paragraph is not subject to review in any court or tribunal outside the Criminal Division of the Department of Justice. In the event of a knowing, willful and material breach of this Agreement that results in a prosecution of Micrus, such prosecution may be premised upon any information provided by or on behalf of Micrus to the Department at any time, including Micrus' presentation to the Chief of the Fraud Section of the Criminal Division, unless otherwise agreed when the information was provided.

H.    MERGER OR SALE OF MICRUS

      25. Micrus agrees that if it sells or merges all or substantially all of its business operations as they exist as of the Effective Date of this Agreement to or into a single purchaser or group of affiliated purchasers during the term of this Agreement, Micrus shall include in any contract for sale or merger a provision binding the purchaser/successor to the obligations described in this Agreement.

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I.    AGREEMENT BINDING ONLY ON MICRUS AND THE DEPARTMENT

      26. Except as noted below in this Section I, this Agreement is binding on Micrus and the Department, but specifically does not bind any other federal agencies, or any state or local law enforcement or licensing authorities, although the Department will bring the cooperation of Micrus and its compliance with its obligations under this Agreement to the attention of federal, state and foreign law enforcement or licensing agencies or authorities, if requested by Micrus or its attorneys. Furthermore, nothing in this Agreement restricts in any way the ability of the Department to proceed against any other entity or against any individuals, including but not limited to current or former directors, officers, employees, agents, distributors, attorneys or affiliates of Micrus.

      27. This Agreement also does not bind any department or agency of the United States Government respecting prosecutions, if any, of Micrus or any other entity or individual for violations of Title 26 of the United States Code.

J.    TERM OF AGREEMENT

      28. This Agreement expires three (3) years from the Effective Date; provided, that if on the Effective Date the Department, the SEC or any other federal enforcement or regulatory agency with which the Department has directed Micrus to cooperate is then conducting any investigation, prosecution or proceeding relating to the Subject Matters, then this Agreement shall expire on the date that any such investigation, prosecution or proceeding is finally terminated, as determined by the governmental department or agency conducting the investigation, prosecution or proceeding.

      29. Between thirty (30) and sixty calendar days (60) before the expiration of this Agreement or at such other time as the parties shall agree in writing, Micrus shall submit to the Department a written certification that Micrus is in compliance with this Agreement.

      30. Paragraph 5 above shall survive termination of the Agreement, unless the Agreement is terminated due to Micrus' knowing, willful and material breach pursuant to Section F above. In the event of such a breach pursuant to Section F, Paragraph 21 shall survive termination of the Agreement.

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K.    NOTICES

      31. All notices to Micrus Corporation required or permitted by this Agreement shall be in writing and shall be given by first class, postage prepaid mail and by facsimile transmission, effective in each case upon the later of the date of mailing and of facsimile transmission, addressed as follows:

                    Micrus Corporation
                    John Kilcoyne, President and CEO
                    610 Palomar Avenue
                    Sunnyvale, CA 94085

                    Facsimile: 408.830.5910

               With a copy to:

                    Michael Shepard
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104

                    Facsimile: 415.772.6268

      32. All notices to Micrus S.A. required or permitted by this Agreement shall be in writing and shall be given by courier and by facsimile transmission, effective in each case upon the later of the date of delivery to the courier and of facsimile transmission, addressed as follows:

                    Micrus S.A.
                    Eckhard Reitz, Executive Vice President
                    En Chamard 55
                    CH-1442 Montagny-Pres-Yverdon
                    Switzerland

                    Facsimile: +41.24.447.8001

               With a copy to:

                    Michael J. Shepard
                    Heller Ehrman White & McAuliffe LLP
                    333 Bush Street
                    San Francisco, CA 94104

               Facsimile: 415.772.6268

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L.    MISCELLANEOUS

      33. Micrus Corporation and Micrus S.A. hereby warrant and represent that the Board of Directors of each has duly authorized, in a specific resolution, the execution and delivery of this Agreement by Micrus Corporation and Micrus S.A., and that the person signing the Agreement has authority to bind Micrus Corporation and Micrus S.A., respectively. Micrus further agrees that it will deliver concurrently with an executed copy of this Agreement a copy of the respective requisite corporate resolutions by Micrus Corporation and Micrus S.A.'s Board of Directors authorizing them to enter into this Agreement.

      34. This Agreement and APPENDICES A and B constitute the entire agreement, and supercede all other prior agreements or understandings, both oral and written, among the parties with respect to the subject matter hereof.

      35. This Agreement may not be modified except in writing signed by all the parties.

      36. The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      37. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

                                      JOSHUA R. HOCHBERG
                                      Chief, Fraud Section
                                      Criminal Division
                                      United States Department of Justice

                                      By: /s/ Mark F. Mendelsohn
                                          -------------------------------
                                          MARK F. MENDELSOHN
                                          Deputy Chief

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                           ACKNOWLEDGMENT OF AGREEMENT

                               MICRUS CORPORATION

      On behalf of Micrus Corporation I hereby certify the following:

      I have read the Agreement and carefully reviewed every part of it with counsel for Micrus Corporation. I understand the terms of the Agreement and voluntarily agree, on behalf of Micrus Corporation, to its terms. Before signing the Agreement, I consulted with Micrus Corporation's counsel, who fully advised me of Micrus Corporation's rights, of possible defenses and of the consequences of entering into the Agreement. No promises or inducements have been made to me or Micrus Corporation other than those contained in the Agreement. Furthermore, no one has threatened or forced me or, to my knowledge, any person authorizing the Agreement on behalf of Micrus Corporation, to enter into this Agreement. I am also satisfied with counsel's representation of Micrus Corporation in this matter.

      I certify that I am an officer of Micrus Corporation and that I have been duly authorized by Micrus Corporation to execute this Agreement on its behalf.

Micrus Corporation

By: /s/ Robert A. Stern                        Dated: February 28, 2005
    ---------------------------
    Robert A. Stern
    Executive Vice President
    and Chief Financial Officer

                                   MICRUS S.A.

      On behalf of Micrus S.A. I hereby certify the following:

      I have read the Agreement and carefully reviewed every part of it with counsel for Micrus S.A.. I understand the terms of the Agreement and voluntarily agree, on behalf of Micrus S.A., to its terms. Before signing the Agreement, I consulted with Micrus S.A.'s counsel, who fully advised me of Micrus S.A.'s rights, of possible defenses and of the consequences of entering into the Agreement. No promises or inducements have been made to me or Micrus S.A. other than those contained in the Agreement. Furthermore, no one has threatened or forced me or, to my knowledge, any person authorizing the Agreement on behalf of Micrus S.A., to enter into this Agreement. I am also satisfied with counsel's representation of Micrus S.A. in this matter.

      I certify that I am an officer of Micrus S.A. and that I have been duly authorized by Micrus S.A. to execute this Agreement on its behalf.

Micrus S.A.

By: /s/ Eckhard Reitz                         Dated: February 28, 2005
    ------------------------
    Eckhard Reitz,
    Executive Vice President

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

      I certify that I am counsel to Micrus Corporation and Micrus S.A. in this matter and that I have carefully reviewed the Agreement with the duly authorized Micrus officers whose signatures appear above.

Heller Ehrman White & McAuliffe LLP

By: /s/ Michael J. Shepard/DR               Dated: February 28, 2005
    -------------------------
    Michael J. Shepard

                                       13
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                                   APPENDIX A

     From January 2002, Micrus Corporation and its Swiss subsidiary, Micrus S.A. (collectively "Micrus"), have been engaged in, among other businesses, the sale and distribution of embolic coils in foreign jurisdictions. In connection with sales to public and private medical facilities in some of those countries between January 2002 and August 2004, Micrus entered into several types of arrangements with doctors, pursuant to which the doctors used or promoted Micrus products in exchange for payments, commissions or honoraria (the "foreign payments"). During that time, Micrus also granted to some of those foreign doctors options to purchase shares of Micrus securities (after those securities were issued to the public in an Initial Public Offering)(the "stock option grants").

     Those payments totaled approximately $1,400,000. Of that amount, approximately $105,000 was paid as part of an arrangement that clearly violated the FCPA and the law in the foreign jurisdiction where the payment was made, and an additional approximately $250,000 was comprised of payments for which Micrus did not obtain the necessary prior administrative or legal approval as required under the laws of the relevant foreign jurisdiction.

1.   LACK OF INTERNAL CONTROLS

     From its inception through and including at least August 2004, Micrus never had an FCPA compliance program.

2.   PAYMENTS AND STOCK OPTION GRANTS TO DR. A

     From June 2003 to May 2004, Dr. A, a physician in a French public hospital center, received payments of $19,725 in cash, as well as stock option grants worth approximately $4,931 from Micrus. These payments were proportional to purchases made by the public hospital, and therefore intended to increase the sales of, Micrus' medical devices to Dr. A's government-operated hospital, and were not in compensation for services performed by Doctor A. The payments and option grants therefore violated the FCPA and French law. The Micrus personnel and former personnel involved in the negotiations with, or aware of the payments and option grants to, Dr. A include Former Executive A, Former Executive B, Former Manager A, Former Manager B, Administrator A, Sales Representative A and Sales Representative C.

     Accordingly, there is competent and credible evidence that, between June 2003 and May 2004, Micrus, through the conduct of Former Executive A, Former Executive B and Former Manager A, made use of the U.S. mails and other means or instrumentalities of interstate commerce (namely, e-mail, telephone and/or wire transmissions) corruptly in furtherance of (a) an offer and promise by Former Executive B, Sales Representative A and Sales Representative C to pay, and (b) a payment by Former Executive A and/or

Administrator A of, and (c) the authorization thereof to pay money or a thing of value to an official of the government of France (Dr. A) for the purpose of (d) inducing the official to use his influence with the government of France to affect or influence an act or decision (the procurement of medical devices) by the government of France, in order to assist Micrus in obtaining and retaining business.

3. STOCK OPTION GRANTS TO DR. B

     From May 2002 to June 2004, Dr. B, a physician in a French public hospital center and a member of the Micrus S.A. Scientific Advisory Board, received approximately $14,570 in stock option grants from Micrus. It was Micrus' intention that the stock option grants were to be given in return for the performance of scientific advisory services by Dr. B, but the value of the options exceeded the value of the services performed. The value of the stock options granted in excess of the services performed were intended to increase the sales of Micrus' medical devices to Dr. B's government-operated hospital. The grants therefore violated the FCPA and French law. The Micrus personnel and former personnel involved in the granting of stock options to Dr. B include Former Executive A, Former Executive B, Former Manager A, Former Manager B, and Sales Representative A.

     Accordingly, there is competent and credible evidence that, between May 2002 and June 2004, Micrus, through the conduct of Former Executive A, Former Executive B and Former Manager A, made use of the U.S. mails and other means or instrumentalities of interstate commerce (namely, e-mail, telephone and/or wire transmissions) corruptly in furtherance of (a) an offer and promise by Sales Representative A, Former Manager A and Former Manager B to pay, and (b) a payment by Former Executive A and/or Former Executive B of, and (c) the authorization thereof to pay money or a thing of value to an official of the government of France (Dr. B) for the purpose of (d) inducing the official to use his influence with the government of France to affect or influence an act or decision (the procurement of medical devices) by the government of France, in order to assist Micrus in obtaining and retaining business.

4. PAYMENTS TO DR. C

     From January through July 2004, Dr. C, a physician in a Turkish university hospital center, received $35,670 in consulting payments from Micrus. These payments were to maintain sales of Micrus medical devices to Dr. C's government-operated hospital, and were not in compensation for services performed by the doctor. The Micrus personnel and former personnel involved in the negotiations with, or aware of the payments to, Dr. C include former Executive A, former Executive B, and Administrator A.

     Accordingly, there is competent and credible evidence that, from January through July 2004, Micrus, through the conduct of Former Executive A and Former Executive B,


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
made use of the U.S. mails and other means or instrumentalities of interstate commerce (namely, e-mail, telephone and/or wire transmissions) corruptly in furtherance of (a) an offer and promise by Former Executive B to pay, and
(b) a payment by Former Executive A and/or Administrator A of, and (c) the authorization thereof to pay money or a thing of value to an official of the government of Turkey (Dr. C) for the purpose of (d) inducing the official to use his influence with the government of Turkey to affect or influence an act or decision (the procurement of medical devices) by the government of Turkey, in order to assist Micrus in obtaining and retaining business.

4    PAYMENTS TO DR. D

     In May and September 2002, Micrus paid $8,629 for English classes for
Dr. D, a physician in a French public hospital center. These payments were not in return for the performance of services by Dr. D, and were intended to increase the sales of Micrus medical devices to Dr. D's government-operated hospital. The Micrus personnel and former personnel involved in negotiations with, or aware of the payments to, Dr. D include Former Executive A, Former Manager A, Administrator A and Sales Representative A.

     Accordingly, there is competent and credible evidence that, between May and September 2002, Micrus, through the conduct of Former Executive A, made use of the U.S. mails and other means or instrumentalities of interstate commerce (namely, e-mail, telephone and/or wire transmissions) corruptly in furtherance of (a) an offer and promise by Sales Representative A to pay, and (b) a payment by Former Executive A and/or Administrator A of, and (c) the authorization thereof to pay money or a thing of value to an official of the government of France (Dr. D) for the purpose of (d) inducing the official to use his influence with the government of France to affect or influence an act or decision (the procurement of medical devices) by the government of France, in order to assist Micrus in obtaining and retaining business.

5    STOCK OPTION GRANTS TO DR. E

     In January 2002, Dr. E, a physician at several Spanish public hospitals received approximately $10,800 in stock option grants from Micrus. It was Micrus' intention that the stock option grants were to be given in return for the performance of consulting services by Dr. E, but the value of the options exceeded the value of the services performed. The value of the stock options granted in excess of the services performed were intended to increase the sales of Micrus' medical devices to Dr. E's government-operated hospitals. The grants therefore violated the FCPA and Spanish law. The Micrus personnel and former personnel involved in the granting of stock options to Dr. E include Former Executive A, Former Executive B.

     Accordingly, there is competent and credible evidence that, between May 2002 and June 2004, Micrus, through the conduct of Former Executive A, Former Executive B and Former Manager A, made use of the U.S. mails and other means or instrumentalities of interstate commerce (namely, e-mail, telephone and/or wire transmissions) corruptly in furtherance of (a) an offer and promise by Former Manager A to pay, and (b) a payment by Former Executive A and/or Former Executive B of, and (c) the authorization thereof to pay money or a thing of value to an official of the government of Spain (Dr. E) for the purpose of (d) inducing the official to use his influence with the government of Spain to affect or influence an act or decision (the procurement of medical devices) by the government of Spain, in order to assist Micrus in obtaining and retaining business.

6    STOCK OPTION GRANTS TO DR. F

     In June 2003, Dr. F, a physician in a German public hospital center and a member of the Micrus S.A. Scientific Advisory Board, received approximately $10,800 in stock option grants from Micrus. It was Micrus' intention that the stock option grants were to be given in return for the performance of scientific advisory services by Dr. F, but the value of the options exceeded the value of the services performed. The value of the stock options granted in excess of the services performed were intended to increase the sales of Micrus' medical devices to Dr. F's government-operated hospital. Furthermore, such grants violate the FCPA and German Law. The Micrus personnel and former personnel involved in the granting of stock options to Dr. F include Former Executive A and Former Executive B.

     Accordingly, there is competent and credible evidence that, in June 2003, Micrus, through the conduct of Former Executive A and Former Executive B, made use of the U.S. mails and other means or instrumentalities of interstate commerce (namely, e-mail, telephone and/or wire transmissions) corruptly in furtherance of (a) an offer and promise by Former Executive A and/or Former Executive B to pay, and (b) a payment by Former Executive A and/or Former Executive B of, and (c) the authorization thereof to pay money or a thing of value to an official of the government of Germany (Dr. F) for the purpose of
(d) inducing the official to use his influence with the government of Germany to affect or influence an act or decision (the procurement of medical devices) by the government of Germany, in order to assist Micrus in obtaining and retaining business.


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